UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 5, 2006

World Air Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	000-26582	20-2121036
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

HLH Building, 101 World Drive, Peachtree City, Georgia		30269
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-632-8322

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

World Air Holdings, Inc., a Delaware corporation (the "Registrant"), entered into a Release Agreement Pursuant to Employment Agreement, dated as of June 8, 2006 (the "General Release"), with Gilberto M. Duarte, Jr. ("Mr. Duarte’), providing, among other things, for the termination of the employment relationship between the Registrant and Mr. Duarte under a Second Amended and Restated Employment Agreement, dated as of May 6, 2004 (the "Employment Agreement"), by and between the Registrant and Mr. Duarte. The General Release became effective and enforceable on July 6, 2006, following a seven-day revocation period. Mr. Duarte’s last day of employment as President of World Risk Solutions, Ltd., a wholly-owned subsidiary of the Registrant was June 8, 2006.

Under the terms of the General Release, the Registrant agreed to pay Mr. Duarte a lump-sum severance payment of $300,000, less lawful deductions. In addition, the Registrant will provide Mr. Duarte placement services not to exceed $15,000 and Mr. Duarte will be covered under the Registrant’s health benefit plan up to November 30, 2007 or until Mr. Duarte obtains alternate health benefit coverage, whichever occurs earlier. Under the General Release, all unexercised vested stock options to purchase the Registrant’s Common Stock, or options to purchase 200,000 shares, will remain exercisable during the one-year period following Mr. Duarte’s last day of employment.

As consideration for the execution of the General Release, Mr. Duarte released and forever discharged the Registrant from any and all claims, known or unknown, which Mr. Duarte may have had against the Registrant as of the effective date of the General Release. Pursuant to the General Release, Mr. Duarte agreed to maintain confidentiality and secrecy concerning confidential and/or proprietary information obtained from the Registrant during Mr. Duarte’s employment.

The Employment Agreement had originally provided that Mr. Duarte would serve as the Chief Financial Officer of the Registrant (he resigned from his position as Chief Financial Officer on December 7, 2005) until December 31, 2007, subject to a one-year optional extension. Under the Employment Agreement, the Registrant had agreed to compensate Mr. Duarte with a base salary of $200,000 per year plus bonuses and employee benefits, and agreed to indemnify Mr. Duarte against certain losses. The Employment Agreement had been terminable by the Registrant with or without cause and by Mr. Duarte upon the occurrence of certain events, including a change in control of the Registrant, a change in Mr. Duarte’s responsibilities and relocation of the Registrant’s headquarters outside the Peachtree City, Georgia, metropolitan area. Upon any such termination other than for cause, Mr. Duarte would have been entitled to receive severance in an amount equal to 18 months base salary and all unvested options previously granted would become immediately exercisable.

The above description of the General Release is a summary of the material terms of the General Release and does not purport to be complete. The description is qualified in its entirety by reference to the full text of the General Release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Air Holdings, Inc.

July 6, 2006	By:	/s/ Mark M. McMillin

Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Release Agreement Pursuant to Employment Agreement